UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2014

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On November 17, 2014, Colt Defense LLC (the “Company”) entered into a new $70 million senior secured term loan facility with Morgan Stanley Senior Funding Inc. (the “MS Facility”).  Proceeds from the MS Facility will be used to repay all amounts outstanding under the Company’s existing term loan agreement dated as of July 12, 2013 and provide additional liquidity, including to allow the Company to make the $10.9 million interest payment due November 17, 2014 under the indenture governing its existing senior notes.

The credit agreement governing the MS Facility (i) does not contain financial covenants or amortization provisions similar to those provisions in the Company’s existing term loan agreement; (ii) provides for the accrual of interest on an 8% cash and 2% payment-in-kind basis; and (iii) will mature no later than August 15, 2018 subject to the satisfaction of certain conditions.

The lenders under the Company’s existing credit agreement dated as of September 29, 2011 (the “ABL Credit Agreement”) have also agreed to amendments to the ABL Credit Agreement necessary for the Company to enter into the MS Facility.

The foregoing summary of certain terms of  each of the MS Facility and the ABL Credit Agreement do not purport to be complete and each is qualified in its entirety by  reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 8.01                                  Other Events.

On November 17, 2014, the Company issued a press release a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01                                  Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated November 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC

	By:	/s/ Scott Flaherty
Name:
Title:

Dated: November 17, 2014